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                                                                  Exhibit (a)(5)

                            CDC NVEST FUNDS TRUST II

             Amendment No. 4 to Third Amended and Restated Agreement
                              Declaration of Trust

     The undersigned, being at least a majority of the Trustees of CDC Nvest Trust II (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Third Amended and Restated Agreement and Declaration of Trust, as amended by Amendment Nos. 1, 2 and 3 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

     1. The name of the Trust is hereby amended to be "IXIS Advisor Funds Trust II."

     2.   The address of the Trustees is:
          c/o IXIS Advisor Funds Trust II
          399 Boylston Street
          Boston, Massachusetts 02116

     The foregoing amendment shall be effective on May 1, 2005.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 11th day of March, 2005.

/s/ Graham T. Allison, Jr.               /s/ Richard Darman
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Graham T. Allison, Jr.                   Richard Darman

/s/ Edward A. Benjamin                   /s/ John T. Hailer
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Edward A. Benjamin                       John T. Hailer

/s/ Robert J. Blanding                   /s/ Sandra O. Moose
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Robert J. Blanding                       Sandra O. Moose

/s/ Daniel M. Cain                       /s/ John A. Shane
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Daniel M. Cain                           John A. Shane

/s/ Paul G. Chenault                     /s/ Kenneth Cowan
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Paul G. Chenault                         Kenneth Cowan